Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES FISCAL 2008 YEAR-END RESULTS

Toronto, Ontario, March 5, 2009 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the year ended December 31, 2008. All amounts are expressed in U.S. dollars and results are reported in accordance with US GAAP.

For fiscal 2008 the Company realized record revenues of $1.055 billion, an increase of 31.5% versus fiscal 2007 revenues of $802.5 million. These results were led by a 32.4% increase in revenues from the SunOpta Food Group and reflect a consolidated internal growth rate of approximately 16% for fiscal 2008.

On a GAAP basis for fiscal 2008 the Company realized a loss of ($10.9) million or ($0.17) per diluted common share including the impact of non-cash charges for goodwill impairment in certain operations and non-cash tax valuation allowances totaling $13.7 million or $0.21 per diluted common share, due in part to recent economic conditions and the decline in the Company’s stock price.

Adjusted earnings1 for fiscal 2008 were $13.3 million or $0.21 per diluted common share after adjusting for professional fees, severance and related costs incurred during the year related to the investigation of internal controls in the SunOpta Fruit Group and the Company’s restatement of financial results for the first three months of 2007, non-cash charges for goodwill impairment and tax valuation allowances plus non-recurring start up and operational costs. Excluding non-recurring start up and operational costs, earnings were $10.8 million or $0.17 per diluted common share versus previous guidance of $0.19 to $0.23 per diluted common share. Segment operating income2 for the year was $16.2 million as compared to $5.7 million in 2007, an increase of 186%.

During fiscal 2008 the Company realized cash from operating activities of $33.7 million versus cash used in 2007 of $35.1 million, a year over year improvement of $68.8 million, indicative of the extensive efforts to reduce working capital and control spending across the organization. Excluding the impact of credit facilities included with acquisitions completed in 2008, the Company reduced bank indebtedness by $24.6 million versus an increase of $18.0 million in 2007.

___________________
1 Adjusted earnings (loss) is not a GAAP measure. SunOpta believes adjusted earnings (adjusted for the impact of the professional fees and severance costs incurred in relation to the investigation and related activities, non-recurring start up and operational costs plus the non-cash charges for goodwill impairment and tax valuation allowances) provides useful information to understand the underlying performance of the business and as a result these items have been adjusted.

2 Segment Operating Income is defined as “Earnings Before the Following” excluding the impact of “Other expenses, net” and “Goodwill Impairment.” This provides useful information to understand the underlying performance of the particular segment of the Company’s business.

At December 31, 2008 the Company’s balance sheet reflects a current working capital ratio of 1.74 to 1.00, long term debt to equity ratio of 0.49 to 1.00 and total debt to equity ratio of 0.79 to 1.00. The Company has total assets of $581.0 million and a net book value of $3.52 per outstanding share. The Company is in compliance with all banking covenants as at December 31, 2008.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “2008 was certainly a challenging year for our Company as we navigated through the issues we experienced in the SunOpta Fruit Group and the impact of the deterioration in the global economy. We have started 2009 with a cautious sense of awareness of the difficulties in the global economic environment, but confident that our position as a key player in health conscious food categories, combined with numerous cost control, efficiency and product development initiatives focused on improving and solidifying our business, will lead us to improved returns in 2009 and beyond.”

Segment operating income2 for the year was $16.2 million as compared to $5.7 million in 2007, an increase of 186%. Segment operating income2 within the SunOpta Food Group increased 84.9% . The improved segment operating income2 in the SunOpta Food Group was driven by record results in the SunOpta Grains & Foods Group and SunOpta Distribution Group. There is continued demand for the Food Groups natural, organic and specialty foods and natural health product offerings as consumers focus on health conscious food categories. The SunOpta Fruit Group reduced its losses as a result of a sharpened and continued focus on margin improvement and cost containment. Prospects for the SunOpta Fruit Group for 2009 are encouraging.

Segment operating income2 within Opta Minerals declined approximately 17% to $5.5 million in 2008, reflecting the precipitous drop in the fourth quarter in the foundry and steel industries as a result of the decline in the global economy and a $2.8 million write-down of magnesium inventory to realizable value. Operations have been restructured to deal with this decline and the group is well positioned to benefit from expected increased infrastructure spending in 2009. Segment operating results in the SunOpta BioProcess Group improved in 2008 but remain in a loss position. The group remains focused on leveraging their technology and expertise in the production of cellulosic ethanol, a category that is believed offers excellent long term growth potential as the world looks to reduces its dependence on fossil fuels and reduce green house gas emissions.

For the fourth quarter of 2008 the Company realized revenues of $245.0 million versus $209.8 million in 2007, an increase of 16.8% . On a GAAP basis the Company realized a loss of ($17.0) or ($0.27) per diluted common share including the impact of non-cash charges for goodwill impairment and non-cash tax valuation allowances totalling $0.21 per diluted common share as well as charges related to the unfavourable arbitration decision in SunOpta BioProcess and professional fees and related costs totalling $0.03 per diluted common share, resulting in an adjusted loss1 for the quarter of ($1.1) million or ($0.02) per diluted common share. Results in the quarter were significantly impacted by pre-tax commodity cost write-downs of approximately $3.6 million on certain commodities which needed to be marked to market.

___________________
1 Adjusted earnings (loss) is not a GAAP measure. SunOpta believes adjusted earnings (adjusted for the impact of the professional fees and severance costs incurred in relation to the investigation and related activities, non-recurring start up and operational costs plus the non-cash charges for goodwill impairment and tax valuation allowances) provides useful information to understand the underlying performance of the business and as a result these items have been adjusted.

2 Segment Operating Income is defined as “Earnings Before the Following” excluding the impact of “Other expenses, net” and “Goodwill Impairment.” This provides useful information to understand the underlying performance of the particular segment of the Company’s business.

As previously announced, as a result of the current uncertain and rapidly changing world-wide macroeconomic conditions, the Company has decided to take a more cautious approach with regard to providing guidance, and in doing so has decided not to provide specific revenue and earnings guidance for 2009. The Company will provide updates when appropriate related to material changes in business affairs resulting from changes in economic conditions. The Company expects to realize improved results in 2009 as a result of improved pricing and product mix; the impact of capacity expansion, cost reduction and rationalization initiatives; fixed cost leverage; and the avoidance of certain professional fees, severance and operational costs incurred in 2008 which are not expected to reoccur to the same extent in 2009. The Company’s primary focus for 2009 remains the improvement of operating margins and return on assets employed.

SunOpta will host a conference call at 10:00 am Eastern Standard Time on Friday March 6, 2009 to discuss these results and recent corporate developments. The conference call can be accessed toll free by dialing 1-(866) 322-2356 or (416) 640-3405 followed by pass code 4939312#.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.2% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward Looking Statements

Certain statements included in this press release regarding 2008 results and 2009 plans and projected results are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, and are based on information available to us on the date of this release. These forward looking statements include, but are not limited to management’s expectations for improved financial results in 2009 and beyond, increased infrastructure spending in 2009 and the long term growth potential of cellulosic ethanol as well as the Company’s business strategy and objectives. The terms and phrases “will”, “continued”, “prospects”, “expected”, “believed” and other similar terms and phrases are intended to identify these forward looking statements. Forward-looking statements are based on information available to us on the date of this release and on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, product pricing levels, customer demand, competitive intensity, cost rationalization initiatives, product development initiatives, projected capacity expansion, supply contracts and certain market publications and studies. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, economic conditions, consumer spending patterns, potential failure of product development initiatives, availability and pricing of raw materials and supplies and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K (available at www.sec.gov). All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized. We assume no obligation to update these forward looking statements except as required by law.

SunOpta Inc.
Jeremy N. Kendall, Chairman
Steve Bromley, President & CEO
John Dietrich, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the years ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	December 31,	December 31,	%
	2008	2007	change
	$	$

Revenues	1,055,173	802,494	31.5%
Cost of goods sold	899,078	676,360	32.9%
Gross profit	156,095	126,134	23.8%
Warehousing and distribution expenses	21,040	20,899	0.7%
Selling, general and administrative expenses	117,808	95,911	22.8%
Intangible asset amortization	5,879	4,201	39.9%
Other expenses, net	1,003	1,187	(15.5%	)
Goodwill impairmant	10,154	996	919.5%
Foreign exchange gain	(4,835)	(539)	797.0%
Earnings before the following	5,046	3,479	45.0%
Dilution gain	-	693	-
Interest expense, net	(14,281)	(8,823)	61.9%
Loss before income taxes	(9,235)	(4,651)	98.6%
Provision for (recovery of) income taxes	790	(6,101)	(112.9%	)
(Loss) earnings before minority interest	(10,025)	1,450	(791.4%	)
Minority interest	911	1,043	(12.7%	)
(Loss) earnings for the year	(10,936)	407	(2,787.0%	)
(Loss) earnings per share for the year
Basic	(0.17)	0.01
Diluted	(0.17)	0.01

SunOpta Inc.
Consolidated Balance Sheets
As at December 31, 2008 and December 31, 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	December 31,	December 31,
	2008	2007
	$	$
Assets

Current assets
Cash and cash equivalents	24,755	30,302
Accounts receivable	95,129	87,729
Inventories	200,689	181,460
Prepaid expenses and other current assets	14,448	15,879
Current income taxes recoverable	595	1,491
Deferred income taxes	493	1,749
	336,109	318,610

Property, plant and equipment	110,641	116,389
Goodwill	54,022	55,503
Intangible assets	63,161	62,076
Deferred income taxes	16,160	14,110
Other assets	954	2,752
	581,047	569,440
Liabilities

Current liabilities
Bank indebtedness	67,164	58,806
Accounts payable and accrued liabilities	106,989	93,462
Customer and other deposits	1,228	1,300
Other current liabilities	4,437	4,868
Current portion of long-term debt	12,174	13,119
Current portion of long-term liabilities	1,362	1,304
	193,354	172,859

Long-term debt	99,353	85,595
Long-term liabilities	5,017	3,307
Deferred income taxes	13,614	11,430
	311,338	273,191

Minority interest	15,102	13,863

Preferred shares of a subsidiary company	27,796	27,409

Shareholders’ Equity

Capital stock
64,493,320 common shares (December 31, 2007 – 64,149,593)	177,858	176,547
Additional paid in capital	6,778	5,967
Retained earnings	40,909	51,845
Accumulated other comprehensive income	1,266	20,618
	226,811	254,977
	581,047	569,440

SunOpta Inc.
Consolidated Statements of Cash Flow
For the years ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	December 31,	December 31,
	2008	2007
	$	$

Cash provided by (used in)

Operating activities
(Loss) earnings for the year	(10,936)	407
Items not affecting cash
Amortization	19,364	15,058
Goodwill impairment	10,154	996
Stock-based compensation	1,106	867
Dilution gain	-	(693)
Minority interest	911	1,043
Deferred income taxes	(1,116)	(8,752)
Other	833	3,384
Changes in non-cash working capital, net of businesses acquired	13,369	(47,387)
	33,685	(35,077)

Investing activities
Acquisition of businesses, net of cash acquired	(5,267)	(21,319)
Purchases of property, plant and equipment	(9,650)	(29,686)
Proceeds from disposal of property, plant and equipment	2,005	65
Payment of deferred purchase consideration	(2,042)	(2,156))
Purchase of patents, trademarks and other intangible assets	(673)	(1,805)
Other	(105)	(1,358)
	(15,732)	(56,259)
Financing activities
(Decrease) increase in line of credit facilities	(24,584)	18,011
Proceeds from the issuance of preferred shares by a subsidiary	-	27,954
Borrowings under long-term debt	15,655	33,216
Repayment of long-term debt	(15,322)	(21,127)
Proceeds from the issuance of common shares, net of issuance costs	1,016	54,989
Other	337	7,144
	(22,398)	120,127

Foreign exchange (loss) gain on cash held in a foreign currency	(602)	497

(Decrease) increase in cash and cash equivalents during the period	(5,547)	29,348

Cash and cash equivalents – beginning of the period	30,302	954

Cash and cash equivalents – end of the period	24,755	30,302

SunOpta Inc.
Segmented Information
For the years ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

					2008
	SunOpta	Opta	SunOpta
	Food Group	Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	960,316	93,422	1,435	-	1,055,173

Segment Operating Income[1]	22,833	5,531	(3,286)	(8,875)	16,203

The SunOpta Food Group has the following segmented reporting:

						2008

	SunOpta					SunOpta
	Grains	SunOpta			SunOpta	Food
	and Foods	Ingredients	Fruit Group	IST	Distribution	Group
	$	$	$	$	$	$

Total revenues from external customers	327,307	65,270	150,879	157,817	259,046	960,316

Segment Operating Income[1]	18,541	3,392	(10,219)	1,333	9,786	22,833

					2007
	SunOpta	Opta	SunOpta
	Food Group	Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	725,290	75,365	1,839	-	802,494

Segment Operating Income[1]	12,348	6,668	(5,985)	(7,369)	5,662

The SunOpta Food Group has the following segmented reporting:

						2007

	SunOpta					SunOpta
	Grains	SunOpta			SunOpta	Food
	and Foods	Ingredients	Fruit Group	IST	Distribution	Group
	$	$	$	$	$	$

Total revenues from external customers	248,021	70,315	133,645	53,039	220,270	725,290

Segment Operating Income[1]	16,155	4,432	(18,679)	997	9,443	12,348

Segment Operating Income is defined as “Earnings Before the Following” excluding the impact of “Other expenses, net” and “Goodwill Impairment.”

SunOpta Inc.
Consolidated Statements of Operations
For the three months ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	December 31,	December 31,	%
	2008	2007	change
	$	$

Revenues	245,037	209,838	16.8%
Cost of goods sold	216,319	182,885	18.3%3
Gross profit	28,718	26,953	6.6%
Warehousing and distribution expenses	4,858	5,794	(16.2%	)
Selling, general and administrative expenses	25,852	30,424	(15.0%	)
Intangible asset amortization	1,627	1,189	36.8%
Other expenses, net	1,003	408	145.8%
Goodwill impairment	10,154	996	919.5%
Foreign exchange loss	501	277	80.9%
Loss before the following	(15,277)	(12,135)	38.3%
Interest expense, net	(3,797)	(2,745)	25.9%
Loss before income taxes	(19,074)	(14,880)	28.2%
Recovery of income taxes	(1,375)	(7,863)	(82.5%	)
Loss before minority interest	(17,699)	(7,017)	(152.2%	)
Minority interest	(654)	78	938.5%
Loss for the three months ended	(17,045)	(7,095)	(140.2%	)
Loss per share for the three months ended
Basic	(0.27)	(0.11)
Diluted	(0.27)	(0.11)

SunOpta Inc.
Consolidated Statements of Cash Flow
For the three months ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	December 31,	December 31,
	2008	2007
	$	$

Cash provided by (used in)

Operating activities
Loss for the three months ended	(17,045)	(7,095)
Items not affecting cash
Amortization	5,013	4,348
Goodwill impairment	10,154	996
Minority interest	(654)	79
Deferred income taxes	(1,091)	(2,477)
Other	1,255	2,656
Changes in non-cash working capital, net of businesses acquired	23,317	16,277
	20,949	14,784

Investing activities
Acquisition of businesses, net of cash acquired	-	(1,735)
Purchases of property, plant and equipment	(2,732)	(7,762)
Proceeds from disposal of property, plant and equipment	2,005	65
Payment of deferred purchase consideration	(83)	(688)
Purchase of patents, trademarks and other intangible assets	(176)	(883)
Decrease in short term investments	20,000	-
Other	(128)	255
	18,886	(10,748)
Financing activities
Decrease in line of credit facilities	(21,849)	(22,578)
Proceeds from exercise of warrants	-	7,501
Borrowings under long-term debt	581	10,135
Repayment of long-term debt	(2,375)	(2,839)
Proceeds from the issuance of common shares, net of issuance costs	199	973
Other	(103)	(312)
	(23,547)	(7,120)

Foreign exchange (loss) gain on cash held in a foreign currency	(649)	22

(Decrease) increase in cash and cash equivalents during the period	15,639	(3,062)

Cash and cash equivalents – beginning of the period	9,116	33,364

Cash and cash equivalents – end of the period	24,755	30,302

SunOpta Inc.
Supplemental Information
For the years ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	December 31, 2008	December 31, 2007
	$	$

(Loss) earnings for the year	(10,936)	407
Professional fees, severance and related costs incurred in relation to
the internal investigation, net of taxes of $1,871 (2007 - $nil)	6,262	-
Non-cash goodwill impairment charge	10,154	996
Non-cash income tax valuation allowance	3,498	-
Arbitration decision in SunOpta BioProcess Group	1,855	-
	10,833	1,403

Non-recurring start-up, operational and legal costs, net of taxes of $337 (2007 - $nil)	2,483	-
Adjusted earnings for the year	13,316	1,403

SunOpta Inc.
Supplemental Information
For the three months ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	December 31, 2008	December 31, 2007
	$	$

Loss for the period	(17,045)	(7,095)
Professional fees, severance and related costs incurred in relation to
the internal investigation, net of taxes of $115 (2007 - $nil)	387	-
Non-cash goodwill impairment charge	10,154	996
Non-cash income tax valuation allowance	3,498	-
Arbitration decision in SunOpta BioProcess Group	1,855	-
	(1,151)	(6,099)

Non-recurring start-up, operational and legal costs, net of taxes of $27 (2007 - $nil)	91	-
Adjusted loss for the year	(1,060)	(6,099)

SunOpta Inc.
Reconciliation of GAAP Results to Non-GAAP Presentation
For the year ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

		For the Year Ended December 31,
	2008 GAAP	Adjustments	2008 Adjusted	2007 Adjusted
Revenues	1,055,173	-	1,055,173	802,494
Cost of goods sold	899,078	(2,053)	897,025	676,360
Gross profit	156,095	2,053	158,148	126,134
Warehousing and distribution expenses	21,040	-	21,040	20,899
Selling, general and administrative expenses	117,808	(8,900)	108,908	95,911
Intangible asset amortization	5,879	-	5,879	4,201
Other expenses, net	1,003	(1,855)	(852)	1,187
Goodwill impairment	10,154	(10,154)	-	-
Foreign exchange gain	(4,835)	-	(4,835)	(539)
Earnings before the following	5,046	22,962	28,008	4,475
Dilution gain	-	-	-	693
Interest expense, net	(14,281)	-	(14,281)	(8,823)
(Loss) earnings before income taxes	(9,235)	22,962	13,727	(3,655)
Provision for (recovery of) income taxes	790	(1,290)	(500)	(6,101)
(Loss) earnings before minority interest	(10,025)	24,252	14,227	2,446
Minority interest	911	-	911	1,043
(Loss) earnings for the year	(10,936)	24,252	13,316	1,403
(Loss) earnings per share for the year
Basic	(0.17)	0.38	0.21	0.02
Diluted	(0.17)	0.38	0.21	0.02

SunOpta Inc.
Reconciliation of GAAP Results to Non-GAAP Presentation
For the year ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

		Year Ended		Year Ended
	December 31, 2008		December 31, 2007
		Impact on		Impact on
	Impact on (loss)	provision for	Impact on (loss)	provision for
	earnings before	(recovery of)	earnings before	(recovery of)
	taxes	income taxes	income taxes	income taxes

Non-recurring start-up, operational and legal costs	2,053	337	-	-
Cost of sales	2,053	337	-	-

Professional fees, severance and related costs
incurred in relation to the internal investigation	8,133	1,871	-	-

Legal and other fees incurred related to the
arbitration decision in SunOpta BioProcess Group	767	-	-	-
Selling, general and administrative expense	8,900	1,871	-	-

Arbitration decision in SunOpta BioProcess Group	1,855	-	-	-
Other expenses, net	1,855	-	-	-

Goodwill impairment in SunOpta Fruit Group	8,198	-	996	-
Goodwill impairment in SunOpta International
Sourcing and Trading Group	1,956	-	-	-
Goodwill impairment	10,154	-	996	-

Non-cash income tax valuation allowance	-	(3,498)	-	-
Provision for (recovery of) income taxes	-	(3,498)	-	-

Total adjustments	22,962	(1,290)	996	-

SunOpta Inc.
Reconciliation of GAAP Results to Non-GAAP Presentation
For the three months ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	For the Three Months Ended December 31,
	2008 GAAP	Adjustments	2008 Adjusted	2007 Adjusted
Revenues	245,037	-	245,037	209,838
Cost of goods sold	216,319	(11)	216,308	182,885
Gross profit	28,718	11	28,729	26,953
Warehousing and distribution expenses	4,858	-	4,858	5,794
Selling, general and administrative expenses	25,852	(609)	25,243	30,424
Intangible asset amortization	1,627	-	1,627	1,189
Other expenses, net	1,003	(1,855)	(852)	408
Goodwill impairment	10,154	(10,154)	-	-
Foreign exchange loss	501	-	501	277
Loss before the following	(15,277)	12,629	(2,648)	(11,139)
Interest expense, net	(3,797)	-	(3,797)	(2,745)
Loss before income taxes	(19,074)	12,629	(6,445)	(13,884)
Recovery of income taxes	(1,375)	(3,356)	(4,731)	(7,863)
Loss before minority interest	(17,699)	15,985	(1,714)	(6,021)
Minority interest	(654)	-	(654)	78
Loss for the three months ended	(17,045)	15,985	(1,060)	(6,099)
(Loss) per share for the three months ended
Basic	(0.27)	0.25	(0.02)	(0.10)
Diluted	(0.27)	0.25	(0.02)	(0.10)

SunOpta Inc.
Reconciliation of GAAP Results to Non-GAAP Presentation
For the three months ended December 31, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		Impact on		Impact on
	Impact on (loss)	provision for	Impact on (loss)	provision for
	earnings before	(recovery of)	earnings before	(recovery of)
	taxes	income taxes	income taxes	income taxes

Non-recurring start-up, operational and legal costs	11	27	-	-
Cost of sales	11	27	-	-

Professional fees, severance and related costs
incurred in relation to the internal investigation	502	115	-	-

Legal and other fees incurred related to the
arbitration decision in SunOpta BioProcess Group	107	-	-	-
Selling, general and administrative expense	609	115	-	-

Arbitration decision in SunOpta BioProcess Group	1,855	-	-	-
Other expenses, net	1,855	-	-	-

Goodwill impairment in SunOpta Fruit Group	8,198	-	996	-
Goodwill impairment in SunOpta International
Sourcing and Trading Group	1,956	-	-	-
Goodwill impairment	10,154	-	996	-

Non-cash income tax valuation allowance	-	(3,498)	-	-
Provision for (recovery of) income taxes	-	(3,498)	-	-

Total adjustments	12,629	(3,356)	996	-